                                      [Letterhead of Richards, Layton & Finger, P.A.]

                                                      August 15, 2008

BA Credit Card Funding, LLC
214 North Tyron Street, Suite #21-39
NC1-027-21-04
Charlotte, NC 28255

                  Re:  BA Credit Card Trust

Ladies and Gentlemen:

                  We have acted as  special  Delaware  counsel  for FIA Card  Services,  National  Association,  a national banking association (the "Bank"),  and BA Credit Card Funding,  LLC, a Delaware limited liability company  ("Funding"),  in connection with the Registration  Statement on Form S-3 (Registration Nos.  333-141948,  333-141948-01 and  333-141948-02),
as amended  (the  "Registration  Statement"),  filed by Funding  with the  Securities  and  Exchange  Commission  under the
Securities Act of 1933, as amended (the "Act"),  for the  registration  under the Act of the BAseries Class B(2008-4) Notes
(collectively,  the "Notes"),  representing  obligations of BA Credit Card Trust, a Delaware statutory trust (the "Trust"), to be issued pursuant to the Indenture (as hereinafter defined).  At your request, this opinion is being furnished to you.

                  We have made such  inquiries and examined such documents as we have  considered  necessary or appropriate for  purposes  of giving  the  opinions  hereinafter  set  forth,  including  the  examination  of  executed  or  conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                  (a) The  Certificate  of Trust of the  Trust,  effective  on May 4,  2001,  as filed in the office of the
Secretary  of State of the State of Delaware  (the  "Secretary  of State") on May 4, 2001,  as amended and  restated by the
Amended and Restated Certificate of Trust of the Trust, effective on June 10, 2006, as filed in the office of the Secretary of State on June 9, 2006;

                  (b) The Trust  Agreement of the Trust,  dated as of May 4, 2001,  between the Bank, as  beneficiary,  and
Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee");

                  (c) The Amended and Restated  Trust  Agreement of the Trust,  dated as of May 24, 2001, as amended by the
First Amendment thereto, dated as of July 12, 2001, the Second

BA Credit Card Funding, LLC
August 15, 2008

Amendment  thereto,  dated as of August 1, 2002,  the Third  Amendment  thereto,  dated as of June 27, 2003, and the Fourth
Amendment  thereto,  dated as of January 27, 2006,  each between the Bank, as  beneficiary  and  transferor,  and the Owner
Trustee, and acknowledged and accepted by the Trust;

                  (d) The Second Amended and Restated Trust Agreement of the Trust,  dated as of June 10, 2006, between the
Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

                  (e) The Third Amended and Restated Trust  Agreement of the Trust,  dated as of October 20, 2006,  between
Funding, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust and the Bank;

                  (f) The Second  Amended and Restated  Indenture,  dated as of October 20, 2006 (the "Master  Indenture"), between  the Trust,  as issuer,  and The Bank of New York,  a New York  banking  corporation,  as  indenture  trustee  (the
"Indenture  Trustee"),  and  acknowledged  and accepted by the Bank, as supplemented  by the Amended and Restated  BAseries
Indenture  Supplement,  dated as of June 10,  2006 (the  "Indenture  Supplement"),  between the Trust,  as issuer,  and the
Indenture  Trustee,  and as further  supplemented by the Class  B(2008-4) Terms Document,  dated as of August 15, 2008 (the
"Terms Document"),  between the Trust, as issuer,  and the Indenture Trustee (the Master Indenture,  as supplemented by the
Indenture Supplement and the Terms Document, is hereinafter referred to as the "Indenture");

                  (g) The Registration Statement;

                  (h) The prospectus, dated July 28, 2008 (the "Prospectus"),  and the prospectus supplement related to the
Notes, dated August 7, 2008 (the "Prospectus Supplement");

                  (i) A certificate of the Trust, dated August 15, 2008, as to certain matters; and

                  (j) A Certificate of Good Standing for the Trust,  dated August 15, 2008,  obtained from the Secretary of
State.

                  We have obtained or have been furnished with, and have relied upon with respect to factual matters,  such certificates,  advices and  assurances  from public  officials and others as we have deemed  necessary or  appropriate  for purposes of this opinion.

                  With  respect to all  documents  examined by us, we have  assumed  that (i) all  signatures  on documents examined by us are genuine,  (ii) all  documents  submitted  to us as  originals  are  authentic,  and (iii) all  documents submitted to us as copies conform with the original copies of those documents.

                  For purposes of this opinion,  we have assumed, at the time of issuance and sale of the Notes, (i) except with respect to the Bank,  Funding and the Trust, the due  authorization,  execution and delivery by all parties thereto of all documents  examined by us, (ii) that the Bank will have taken all necessary  corporate action,  Funding will have taken all necessary limited

BA Credit Card Funding, LLC
August 15, 2008

liability  company action,  and the Trust will have taken all necessary trust action, to cause the issuance and sale of the
Notes,  (iii) that the issuance  and sale of the Notes will not be contrary to any  applicable  law,  rule,  regulation  or order,  and (iv) in  connection  with the  documents of which we have  reviewed a form,  that all blanks  contained in such documents  will be properly  and  appropriately  completed,  and optional  provisions  included in such  documents  will be properly  and  appropriately  selected,  and as executed,  such  documents  will  conform  with the forms of the  documents reviewed by us.

                  This  opinion is limited to the laws of the State of Delaware and United  States of America  federal law, and we have not  considered  and express no opinion on the laws of any other  jurisdiction.  Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules,  regulations and orders  thereunder which are currently in effect.

                  Based upon the  foregoing,  and upon our  examination  of such  questions  of law and statutes as we have considered necessary or appropriate, and subject to the assumptions,  qualifications,  limitations and exceptions set forth herein,  we are of the opinion  that,  when the Notes have been duly  executed,  authenticated  and delivered in accordance with the Indenture,  paid for, and sold in the manner described in the Registration  Statement,  any amendment  thereto and the Prospectus and the Prospectus  Supplement,  the Notes will be legally  issued,  fully paid,  nonassessable  and binding obligations  of the Trust,  and the holders of the Notes will be entitled to the benefits of the  Indenture.  The foregoing opinion is subject to applicable bankruptcy, insolvency,  reorganization,  arrangement, fraudulent transfer and conveyance, moratorium  and other laws  relating to or  affecting  the rights of creditors  generally,  general  principles  of equity, including,  without  limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing,  and the possible unavailability of specific  performance or injunctive relief,  regardless of whether considered and applied in a proceeding in equity or at law, and safety and soundness requirements.

                  We understand  that you will file this opinion with the Securities and Exchange  Commission as an exhibit to a Current  Report on Form 8-K for  incorporation  into the  Registration  Statement.  We hereby consent to the filing of this  opinion  with the  Securities  and Exchange  Commission.  We hereby  consent to the use of our name under the heading
"Legal  Matters" in the  Prospectus.  In giving the  foregoing  consent,  we do not  thereby  admit that we come within the category of persons whose consent is required  under Section 7 of the Act, or the rules and  regulations  of the Securities and Exchange Commission thereunder.

                                                                       Very truly yours,

WAY/ EL
                                                                       /s/ Richards, Layton & Finger, P.A.